Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES
REGULAR THIRD QUARTER DIVIDEND OF $0.42 PER SHARE AND
ANNOUNCES JUNE 30, 2007 FINANCIAL RESULTS

THIRD QUARTER DIVIDEND DECLARED

New York, NY – August 9, 2007 – Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a third quarter dividend of $0.42 per share, payable on September 28, 2007 to stockholders of record as of September 14, 2007.

JUNE 30, 2007 FINANCIAL RESULTS

Ares Capital also announced financial results for its second quarter ended June 30, 2007.

HIGHLIGHTS

Financial

•                  GAAP Net income:

•                  $33.6 million or $0.49 per share (basic and diluted)

•                  Core EPS(1):

•                  $0.36 per share (basic and diluted)

•                  Net investment income:

•                  $25.0 million or $0.36 per share (basic and diluted)

•                  Net realized and unrealized gains/losses:

•                  $8.6 million or $0.13 per share (basic and diluted)

•                  Total fair value of investments at June 30, 2007 of $1.6 billion

•                  Net assets per share at June 30, 2007 of $15.84

•                  Stockholders’ equity at June 30, 2007 of $1.1 billion

•                  Declared 2nd Quarter 2007 regular dividend of $0.41 per share

•                  Completed a public add-on equity offering of 15,525,000 common shares, raising $267.2 million in net proceeds during the second quarter

Portfolio Activity

•                  Gross commitments made during period:

•                  $392.9 million

•                  Exits/repayments of commitments during period:

•                  $206.7 million

•                  Average total assets for the period:

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above under the heading “Basic and Diluted GAAP Net Income”.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

•                  $1.5 billion

•                  Number of portfolio company investments as of June 30, 2007: 71

•                  Weighted average yield of debt and income producing equity securities as of June 30, 2007:  11.63%(2)

OPERATING RESULTS

For the quarter ended June 30, 2007, Ares Capital reported net income of $33.6 million or $0.49 per share. Net investment income for the second quarter was $25.0 million or $0.36 per share and net realized and unrealized gains were $8.6 million or $0.13 per share.

As of June 30, 2007, total assets were $1.7 billion, stockholders’ equity was $1.1 billion and net assets per share was $15.84.

In the second quarter of 2007, Ares Capital made $392.9 million in new commitments across 11 portfolio companies (7 new borrowers and 4 existing borrowers). Ten separate private equity sponsors were represented in these new transactions. Three of these sponsors are new to the ARCC portfolio. In total, 58 separate private equity sponsors are represented in the Ares Capital portfolio.  Also, during the quarter, we made one investment in a non-sponsored transaction. Of the $392.9 million in new commitments made during the quarter, approximately 54% were made in first lien senior secured debt, 16% in second lien senior secured debt, 14% in senior subordinated debt and 16% in equity/other securities. Of these investments, 60% were floating rate.  During the second quarter, significant new commitments included:

•                  $177.5 million in first lien senior term debt, revolver commitment and equity to a healthcare information management services provider;

•                  $40.0 million in second lien senior term debt to a plumbing, heating and air-conditioning services provider;

•                  $36.0 million in first lien senior term debt, revolver commitment and equity to a for-profit medical school provider in the Caribbean;

•                  $32.5 million in senior subordinated debt and equity in a children’s apparel manufacturer and marketer;

•                  $30.0 million in senior subordinated debt to a publicly-traded community newspaper publisher; and

•                  $18.0 million in second lien senior term debt to an acute care hospital operator.

The fair value of Ares Capital’s investments at June 30, 2007 was $1.6 billion.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 63% in senior secured debt securities (41% in first lien and 22% in second lien assets), 22% in senior subordinated debt securities, 14% in preferred/common equity securities and 1% in senior notes.  As of June 30, 2007, the weighted average yield of debt and income producing equity securities was 11.63%(2) and 51% of the Company’s assets were in floating rate debt securities.

In addition to $47.7 million of investments that Ares Capital has made since June 30, 2007, the Company has outstanding commitments to fund an aggregate of approximately $240.0 million of investments. The Company expects to syndicate a portion of these commitments to third parties.  In addition, Ares Capital has an investment pipeline of approximately $519.0 million.  The consummation of any of the investments in this backlog and pipeline depends upon, among other

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt divided by (b) total debt and income producing equity securities at fair value.

things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. Ares Capital cannot assure you that we will make any of these investments.

“We had a very busy and productive second quarter with record investment commitments and earnings.  This increased pace of commitments is a reflection of our robust origination franchise, growing balance sheet and flexible investment capabilities.  We reviewed a record number of transactions during the second quarter, yet maintained our discipline, closing only 5% of deals reviewed.   Our investment activity in the second quarter was a continuation of our strategy to defensively position our portfolio in the current environment, bringing our total portfolio mix to 63% in senior secured debt, with a significant percentage of investments in high free cash flow and non-cyclical industries.  This strategy, coupled with our continued high asset selectivity and proactive portfolio management, has resulted in consistent excellent credit quality and investment performance in our portfolio,” said President Michael Arougheti.

“Since the end of the second quarter, partially due to a continuation of subprime and CDO market concerns,  we have seen a significant correction in the leveraged finance market.  Liquidity has tightened, and there has been a noticeable shift towards more conservative capital structures and more attractive risk-adjusted return.  We are not in the subprime lending business, nor do we generally make investments in the CDO market.  We believe our strategy of defensively positioning our portfolio, combined with our strong balance sheet, capital availability and our established origination capabilities positions us well in the current market environment,” added Arougheti.

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grades 1 to 4) to categorize its investments.  Grade 4 is for those loans that involve the least amount of risk in the portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those loans that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those loans where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those loans that are not anticipated to be repaid in full.  As of June 30, 2007, the weighted average grade of the debt in Ares Capital’s portfolio was 3.0, and no loans were past due or on non-accrual.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2007, Ares Capital had $552.0 million in total debt outstanding.  Subject to leverage restrictions, the Company had approximately $462.0 million available for additional borrowings under these credit facilities as of June 30, 2007.

During the quarter ended June 30, 2007, Ares Capital raised approximately $267.2 million in net proceeds from issuance of its common stock.  A portion of these proceeds was used to repay outstanding indebtedness. The remaining proceeds are being used to fund investments in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes.

Additionally, Ares Capital recently received a long-term issuer rating of Baa3 from Moody’s Investors Service and a long-term counterparty credit rating from Standard & Poor’s Ratings Service of BBB, which provides access to broader financing sources and further diversifies its capital raising alternatives.

DIVIDEND

For the three months ended June 30, 2007, Ares Capital declared a dividend on May 10, 2007 of $0.41 per share for a total of $28.5 million.  The record date was June 15, 2007 and the dividend was distributed on June 29, 2007.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Thursday, August 9, 2007, at 10:00 a.m. (ET) to discuss its first quarter 2007 financial results. PLEASE VISIT OUR WEBCAST PAGE LOCATED IN THE STOCK INFORMATION SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast page located in the Stock Information section of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (877) 407-8033 approximately 5-10 minutes prior to the call. International callers should dial (201) 689-8033.  All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through August 23, 2007 by calling (877) 660-6853. International callers please dial (201) 612-7415. For all replays, please reference account # 286 and conference ID # 248443. An archived replay will also be available on a webcast page located in the Stock Information section of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on the Company’s website at www.arescapitalcorp.com.

CONTACT

Alison Sternberg
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	As of
	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS

Investments at fair value (amortized cost of $1,605,205,297and $1,245,758,040, respectively)
Non-control/non-affiliate investments	$1,231,614,106	$991,529,464
Non-control affiliated company investments	377,418,736	244,292,372
Control affiliated company investments	6,980,400	—
Total investments at fair value	1,616,013,242	1,235,821,836
Cash and cash equivalents	61,543,795	91,538,878
Receivable for open trades	1,023,688	1,026,053
Interest receivable	17,966,360	10,121,104
Other assets	7,943,269	9,483,083

Total assets	$1,704,490,354	$1,347,990,954

LIABILITIES

Debt	$552,000,000	$482,000,000
Payable for open trades	30,000,000	60,000,000
Accounts payable and accrued expenses	2,218,476	2,027,948
Management and incentive fees payable	12,042,680	12,485,016
Interest and facility fees payable	3,089,043	2,044,586
Total liabilities	599,350,199	558,557,550

STOCKHOLDERS’ EQUITY

Common stock, par value $.001 per share, 100,000,000 common shares authorized, 69,757,588 and 52,036,527 common shares issued and outstanding, respectively	69,757	52,037
Capital in excess of par value	1,094,284,316	785,192,573
Accumulated undistributed net investment income	415,395	7,038,469
Accumulated net realized gains (losses) on sale of investments	(437,258)	7,086,529
Net unrealized appreciation (depreciation) on investments	10,807,945	(9,936,204)
Total stockholders’ equity	1,105,140,155	789,433,404

Total liabilities and stockholders’ equity	$1,704,490,354	$1,347,990,954

NET ASSETS PER SHARE	$15.84	$15.17

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Operations

	For the three months ended		For the six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-control/non-affiliate company investments:
Interest from investments	$34,250,691	$20,737,226	$64,145,489	$35,788,359
Capital structuring service fees	1,982,411	4,670,493	6,266,957	6,416,698
Interest from cash & cash equivalents	671,122	199,948	1,491,956	431,177
Dividend income	375,000	1,170,000	750,000	1,170,000
Other income	388,589	244,466	506,681	287,009
Total investment income from non-control/non-affiliate company investments	37,667,813	27,022,133	73,161,083	44,093,243

From non-control affiliated company investments:
Interest from investments	5,469,490	2,760,198	9,416,130	5,237,130
Capital structuring service fees	3,224,500	600,000	3,262,000	1,183,810
Dividend income	502,705	—	502,705	—
Other income	314,010	107,420	551,623	166,873
Total investment income from non-control affiliated company investments	9,510,705	3,467,618	13,732,458	6,587,812

From control affiliated company investments:
Interest from investments	55,400	—	55,400	—
Capital structuring service fees	165,000	—	165,000	—
Total investment income from control affiliated company investments	220,400	—	220,400	—

Total investment income	47,398,918	30,489,751	87,113,941	50,681,056

EXPENSES:
Interest and credit facility fees	7,564,573	4,773,743	16,113,887	6,503,364
Base management fees	5,814,174	3,107,197	10,903,671	5,650,856
Incentive management fees	6,228,506	6,940,399	10,983,170	9,863,283
Professional fees	1,523,592	676,637	2,489,406	1,148,088
Insurance	266,039	198,431	530,856	386,532
Administrative	235,000	188,488	445,357	366,025
Depreciation	102,301	49,302	203,478	49,302
Directors fees	63,250	73,919	128,000	137,169
Interest to the Investment Adviser	—	—	—	25,879
Other	653,457	217,105	1,413,598	385,612
Total expenses	22,450,892	16,225,221	43,211,423	24,516,110

NET INVESTMENT INCOME BEFORE INCOME TAXES	24,948,026	14,264,530	43,902,518	26,164,946

Income tax expense (benefit), including excise tax	(43,447)	4,971,635	(33,281)	5,180,515

NET INVESTMENT INCOME	24,991,473	9,292,895	43,935,799	20,984,431

REALIZED AND UNREALIZED NET GAINS ON INVESTMENTS:
Net realized gains (losses):
Net realized gains (losses) from non-control/non-affiliate company investments	(8,113,543)	23,879,988	(7,844,257)	24,443,591
Net realized gains (losses) from non-control affiliated company investments	230,470	—	320,470	47,283
Net realized gains (losses) from investments	(7,883,073)	23,879,988	(7,523,787)	24,490,874

Net unrealized gains (losses):
Net unrealized gains (losses) from non-control/non-affiliate company investments	14,376,312	(16,480,203)	12,283,900	(12,494,673)
Net unrealized gains (losses) from non-control affiliated company investments	2,082,621	—	8,460,249	(2,444,918)
Net unrealized gains (losses) from investments	16,458,933	(16,480,203)	20,744,149	(14,939,591)

Net realized and unrealized gains (losses) on investments	8,575,860	7,399,785	13,220,362	9,551,283

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$33,567,333	$16,692,680	$57,156,161	$30,535,714

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.49	$0.44	$0.93	$0.80

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	68,806,785	38,089,889	61,375,116	38,039,574

SCHEDULE 1

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2007 and June 30, 2006 is provided below.

	For the three months ended		For the six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Basic and diluted Core EPS(1)	$0.36	$0.43	$0.72	$0.74
Realized and unrealized gains (losses), net	$0.13	0.19	$0.21	0.25
Incentive fees attributed to realized gains (losses)	—	(0.07)	—	(0.08)
Income tax expense related to realized gains	—	(0.11)	—	(0.11)
Basic and diluted GAAP EPS	$0.49	$0.44	$0.93	$0.80

(1)   Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.